EXHIBIT 10.14

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) ISSUER RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO ISSUER, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

June __, 2001                                           U.S. $______________
Chanute, Kansas                                         Note No. ____

                                 INFINITY, INC.

                       8% Subordinated Convertible Note

     INFINITY, INC., a corporation formed under the laws of the State of Colorado (together with its successors and permitted assigns, "Issuer"), for value received hereby unconditionally promises to pay to the order of ____________ ("Initial Holder") or its successors, transferees and assigns ("Noteholder") by wire transfer of immediately available funds to an account designated by Noteholder by written notice to Issuer in the initial principal sum of __________________ UNITED STATES DOLLARS (U.S. $______) ("Note
Amount"), together with any unpaid accrued interest thereon, on June 15, 2006 (the "Maturity Date").

     The Note Amount and accrued and unpaid interest thereon shall bear interest at the rate of 8.0% per annum ("Interest Rate"), payable in arrears on each December 15 and June 15, commencing December 15, 2001 with interest accruing from the date hereof (the "Issue Date"). Interest shall be computed on the basis of a year of 360 days (consisting of twelve 30-day months) and the actual number of days elapsed. Interest payable under this Subordinated Convertible Note (this "Note") shall be paid by Issuer to Noteholder by wire transfer of immediately available funds to an account designated by Noteholder by written notice to Issuer.

      If any payment of principal, premium, if any, or interest or any notice hereunder is required to be made on any date that is not a Business Day (as defined below), such payment or notice shall be made on the first Business Day next succeeding such date, provided that any payment so deferred shall bear interest at the Interest Rate until paid, except for an interest payment which shall not bear additional interest for the period of payment deferral specified in this paragraph.

     This Note is one of a series of duly authorized Notes of Issuer described in the Purchase Agreement ("Purchase Agreement") dated as of June __, 2001 among Issuer and certain purchasers of its notes, pursuant to which Issuer has issued and sold an initial principal sum of SIX MILLION FOUR HUNDRED SEVENTY FIVE THOUSAND UNITED STATES DOLLARS (U.S. $6,475,000) (the "Total Note Offering Amount") of notes in the form of this Note. Such notes, together with any additional notes required to be issued to Noteholders pursuant to the Registration Rights Agreement (as defined below) shall be referred to herein as the "Notes"). The Notes entitle their holders to the benefits of that certain Registration Rights Agreement of even date herewith among Issuer and the Initial Holders (the "Registration Rights Agreement") parri passu with the holders of other Notes outstanding from time to time, subject to the terms thereof.

     THE OBLIGATION EVIDENCED BY THIS NOTE IS SUBORDINATED TO PAYMENT OF SENIOR DEBT (AS DEFINED BELOW) PURSUANT TO SECTION 7 HEREOF. THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES AND ACCEPTS TO BE BOUND BY SUCH PROVISIONS.

     This Note is transferable and assignable (in whole or in part) by Noteholder to one or more purchasers; provided that each such transfer or assignment is made in compliance with the Act, and any applicable state securities laws.

     Issuer shall keep at its principal office a register (the "Register") in which shall be entered the name and address of the registered holder(s) of this Note and of all transfers and assignments of this Note. The ownership of this Note shall be proven by the Register. For the purpose of paying principal, premium, if any, and any interest on this Note, Issuer shall be entitled to rely on the name(s) and address(es) in the Register.

     Section 1. Definitions. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Note shall have the respective meanings specified below. The terms defined in this Section 1 include the plural as well as the singular.

     "Affiliate" means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person. For the purposes of this definition, "control" when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreements" means, collectively, this Note, the Purchase Agreement, the Registration Rights Agreement and all other documents delivered by Issuer pursuant to the Purchase Agreement.

     "Authorized Stock Issuance" means the issuance of (i) up to 220,867 shares of Common Stock upon exercise of options currently outstanding under the Company's Stock Option Plan (1992), its 1999 Stock Option Plan, its 2000 Stock Option Plan and its 2001 Stock Option Plan, (ii) up to 200,000 additional options to Company employees, officers, directors and consultants during any 12 month period during the term hereof under stock option plans approved by stockholders of the Company at exercise prices at least equal at the time of grant to the Current Market Price, (iii) Common Stock upon exercise of the options granted pursuant to clause (ii) above, and (iv) up to 50,000 shares of capital stock of the Company to non-Affiliates in connection with bona-fide acquisition transactions provided, that the consideration per share in such transaction is at least the Current Market Price at the time of issuance; provided that any repricings by the Company of options outstanding from time to time or reissuance of upon expiration or surrender of such options shall be deemed new issuances for purposes of clause (ii) hereof.

     "Bankruptcy Law" means title 11 of the U.S. Code or any similar foreign, United States federal or state law for the relief of debtors.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of Chanute, Kansas are authorized or required by law to close.

     "Change of Control Event" means (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becoming the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange
Act) of shares representing more than 15% of the combined voting power of the then outstanding Voting Stock other than any such holding by Issuer; (ii) approval by stockholders of Issuer of any plan or proposal for the liquidation, dissolution or winding up of Issuer; (iii) Issuer (A) consolidating with or merging into any other corporation or any other corporation merging into Issuer, and in the case of any such transaction, the outstanding common stock of Issuer being changed or exchanged into or for other assets or securities as a result, unless the stockholders of Issuer immediately before such transaction own, directly or indirectly immediately following such transaction, more than 50% of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction or (B) conveying, transferring or leasing all or substantially all of its assets to any person;
(iv) any time Continuing Directors (as defined below) ceasing to constitute a majority of the Board of Directors of Issuer (or, if applicable, a successor corporation to Issuer); or (v) Stanton E. Ross ceasing to serve as Chief Executive Officer of Issuer with principal day-to-day responsibility for the overall operations of the Company or, together with any person or entity controlled by Stanton E. Ross, ceasing to own at least 250,000 shares of capital stock of the Company, as adjusted to reflect any stock-splits, reverse stock splits or recapitalizations.

     "Common Stock" means the common stock of Issuer, par value $.0001 per share, or any other class of stock resulting from successive changes or reclassifications of such common stock.

     "Continuing Director" means at any date a member of Issuer's Board of Directors (i) who was a member of such board on the date of original issuance of this Note or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose elections to Issuer's Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or by the nominating committee comprised of independent directors of Issuer.

     "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     "Current Market Price" means (i) the closing sale price or the last reported sale price of the Common Stock quoted on the Nasdaq Market or on any exchange on which the Common Stock is listed or (ii) the average of the closing bid and asked prices of the Common Stock for the five trading days prior to the date of determination of Fair Market Value quoted in the Over-The-Counter Market Summary, whichever is applicable, in each case, as published in the Eastern Edition of The Wall Street Journal.

     "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), except letters of credit or other similar instruments issued to secure payment of Trade Payables in the ordinary course of business, (iv) all obligations of such Person to pay the deferred purchase price of property or services, except Trade Payables, (v) all obligations of such Person as lessee under capitalized leases, (vi) all Debt of another Person secured by a Lien on any asset owned by such Person, whether or not such Debt is assumed by such Person and (vii) all Debt of another Person Guaranteed by such Person.

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Event of Default" shall have the meaning set forth in Section 4.1.

     "Fiscal Year" means the twelve consecutive calendar months ending on March 31 of any year.

     "GAAP" means generally accepted accounting principles, consistently applied, of the United States.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for the purpose of assuring in any other manner the obligee of such Debt for the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part).

     "Investment Majority" shall mean Noteholder(s) holding Notes evidencing more than 50% of the aggregate Note Amounts under all Notes then outstanding.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Note, Issuer or any of its Subsidiaries shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Notice of Default" shall have the meaning set forth in Section 4.1(d).

     "Person" means an individual, corporation, limited liability Issuer, partnership, association, trust or other legal entity.

     "Senior Debt" means the principal of, premium, if any, interest on (including any interest accruing after the filing of a petition by or against Issuer under any bankruptcy law, whether or not allowed as a claim after such filing in any proceeding under such bankruptcy law), and any other fee, cost, expense or payment due pursuant to, any of the following, whether outstanding on the date hereof or hereafter incurred, created: (a) all indebtedness of Issuer for money borrowed that is evidenced by notes, debentures, bonds or other securities; (b) all indebtedness of Issuer due and owing with respect to letters of credit (including, but not limited to, reimbursement obligations with respect thereto); (c) all indebtedness or other obligations of Issuer due and owing with respect to interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts and other similar agreements and arrangements; (d) all indebtedness consisting of commitment or standby fees due and payable to lending institutions with respect to credit facilities or letters of credit available to Issuer; (e) all obligations of Issuer under leases required or permitted to be capitalized under generally accepted accounting principles; (f) all obligations of Issuer evidenced by a note or similar instrument or written agreement given in connection with the acquisition of any business properties or assets, including securities; (g) all indebtedness or obligations of others of the kinds described in any of the preceding clauses (a), (b), (c), (d), (e) or (f) assumed by or guaranteed in any manner by Issuer or in effect guaranteed (directly or indirectly) by Issuer through an agreement to purchase, contingent or otherwise, and all obligations of Issuer under any such guarantee or other arrangements; (g) all renewals, extensions, refundings, deferrals, amendments or modifications of indebtedness or obligations of the kinds described in any of the preceding clauses (a), (b), (c), (d), (e), (f) or (g) unless in the case of any particular indebtedness, obligation, renewal, extension, refunding, amendment, modification or supplement, the instrument or other document creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, renewal, extension, refunding, amendment, modification or supplement is subordinate to, or is not senior to, or is pari passu with, the Notes; provided, however, that Senior Indebtedness shall not include (i) any indebtedness of any kind of Issuer to any Affiliate of the Issuer , (ii) indebtedness for Trade Payables or constituting the deferred purchase price of assets or services incurred in the ordinary course of business, (iii) the Notes, (iv) any indebtedness incurred after the date of original issuance of this Note for which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which Issuer is a party) does not expressly provide that such Senior Indebtedness shall be "Senior Indebtedness" for purposes of this Note or (v) or any indebtedness which is convertible into capital stock of Issuer or its Affiliates.

     "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by Issuer.

     "Trade Payables" means accounts payable or any other indebtedness or monetary obligations to trade creditors created or assumed by Issuer or any of its Subsidiaries in the ordinary course of business in connection with the obtaining of materials or services.

     "Voting Stock" means capital stock entitled to vote generally (and not upon the occurrence of a contingency) in the election of directors of Issuer.

     Section 2. Payment of Principal and Interest; Registration; Transfer and Substitution.

          Section 2.1.  Payment Obligation.  Except as expressly provided in
Section 3 hereof, no provision of this Note shall alter or impair the obligations of Issuer, which are absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note and all other amounts due hereunder at the place, times, and rate, and in the currency, herein prescribed.

          Section 2.2. United States Currency. All amounts payable hereunder shall be paid in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          Section 2.3. Note Register; Ownership of Notes. Issuer will keep at its principal office a register in which Issuer will provide for the registration of Notes and the registration of transfers of Notes. Issuer may treat the Person in whose name any Note is registered on such register as the owner thereof for the purpose of receiving payment of the principal of and the premium, if any, and interest on such Note and for all other purposes, whether or not such Note shall be overdue, and Issuer shall not be affected by any notice to the contrary, except in connection with a duly registered transfer of a Note.

          Section 2.4. Transfer and Exchange of the Note. Upon surrender of the Note for registration of transfer or for exchange to Issuer at its principal office, Issuer at its expense will execute and deliver in exchange therefor a new Note or Notes in denominations, as requested by the Holder or transferee, which aggregate the unpaid principal amount of such surrendered Note. Each such new Note shall be registered in the name of such Person as such holder or transferee may request, shall be dated so that there will be no loss of interest on such surrendered Note and shall be otherwise of like tenor.

          Section 2.5. Replacement of Notes. Upon receipt of evidence reasonably satisfactory to Issuer of the loss, theft, destruction or mutilation of any Note and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond in such reasonable amount as Issuer may determine (or, in the case of any Note held by a Noteholder or any institutional investor, of any indemnity agreement from the Noteholder or such other holder reasonably satisfactory to Issuer), or in the case of any such mutilation, upon the surrender of such Note for cancellation to Issuer at its principal office, Issuer at its expense will execute and deliver, in lieu thereof, a new Note of the same class and of like tenor, dated so that there will be no loss of interest on such lost, stolen, destroyed or mutilated Note. Any Note in lieu of which any such new Note has been executed and delivered by Issuer shall not be deemed to be an outstanding Note for any purpose hereof.

     Section 3.  Optional Conversion.

          Section 3.1. Right of Conversion. At any time, this Note shall be convertible in whole or in part, at the option of Noteholder, upon written notice to Issuer as set forth in Section 3.3 below, into shares of Common Stock (the "Common Shares"). The number of Common Shares into which this Note is convertible shall be equal to the Conversion Amount (as defined below) divided by the Conversion Price (as defined below). The "Conversion Amount" shall be the aggregate unpaid Initial Principal Amount plus accrued and unpaid interest hereon and all other amounts due hereunder, in each case at the Conversion Date (as defined in Section 3.3 hereof). The "Conversion Price" shall be $10.00 per share, subject to adjustment from time to time as provided herein.

          The issuance of the Common Shares upon conversion of this Note shall be without charge or cost to Noteholder (other than in respect of the extinguishment of the debt evidenced by this Note).

          Issuer hereby represents and warrants to Noteholder that, as of the Issue Date, the sum of (1) the number of shares of Common Stock outstanding as of the Issue Date, plus (2) the number of shares of Common Stock that would be issued if all rights, warrants, options or other securities (including but not limited to debt instruments) convertible into or exercisable or exchangeable for Common Stock issued by Issuer were converted, exercised or exchanged as of the Issue Date in full is 3,570,312.

          Section 3.2. Adjustments to Conversion Price and the Number of Common Shares. The Conversion Price and the number of Common Shares shall be subject to adjustment from time to time upon the happening of certain events as provided in this Section 3.2.

               3.2.1  Computation of Adjusted Conversion Price.   If Issuer
shall at any time after the Issue Date issue, grant or sell any shares of Common Stock, or options, warrants or other rights to acquire shares of Common Stock or securities convertible or exchangeable, directly or indirectly, into shares of Common Stock, including shares held in Issuer's treasury, for a consideration, exercise or conversion price per share less than the Conversion Price in effect immediately prior to the issuance, grant or sale of such shares, options, warrants or other rights, or other securities convertible or exchangeable, directly or indirectly, into shares of Common Stock, or without consideration, then forthwith upon such issuance, grant or sale, the Conversion Price shall be adjusted so that the Conversion Price shall equal the Conversion Price immediately prior to the date of such issuance, grant or sale multiplied by a fraction, the numerator of which shall be (i) the number of shares of Common Stock outstanding on the date of such issuance, grant or sale, plus (ii) the number of additional shares of Common Stock which the aggregate consideration received by Issuer upon such issuance, grant or sale (plus the aggregate of any additional amount to be received by Issuer upon the exercise of such options, warrants, rights or securities) would purchase at such conversion price per share of the Common Stock, and the denominator of which shall be (i) the number of shares of Common Stock outstanding on the date of such issuance, grant or sale, plus (ii) the number of additional shares of Common Stock issued, granted or sold (or into which the options, warrants, rights or securities so issued, granted or sold are exercisable, convertible or exchangeable).

               (b) For the purpose of any computation to be made in accordance with this Section 3.2.1, the following provisions shall be applicable:


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                    (i)   In the case of the issuance or sale of shares of
Common Stock or such options, warrants, rights or other securities for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by Issuer for such shares, options, warrants, rights or other securities (or, if shares of Common Stock or such options, warrants, rights or other securities are offered by Issuer for subscription, the subscription price, or, if shares of Common Stock or such options, warrants, rights or other securities shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

                    (ii) In the case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of Issuer) of shares of Common Stock or such options, warrants, rights or other securities for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the fair market value of such consideration as determined in good faith by the Board of Directors of Issuer.

                    (iii) This Section 3.2.1 shall not apply with respect to a stock dividend or distribution payable in shares of capital stock of Issuer, but Section 3.2.6 hereof shall apply with respect to such transaction or issuance.

                    (iv) The reclassification of securities of Issuer other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock or such options, warrants, rights or other securities for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares or such options, warrants, rights or other securities, and the value of the consideration allocable to such shares of Common Stock or such options, warrants, rights or other securities shall be determined as provided in
Section 3.2.1(c)(ii) hereof.

                    (v) The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable upon the exercise in full of all options, rights and warrants and upon the conversion or exchange in full of convertible or exchangeable securities.

               (c) Subject to Section 3.2.2 hereof, with respect to any issuance, grant or sale of options, warrants or other rights to acquire shares of Common Stock or securities convertible or exchangeable, directly or indirectly, into shares of Common Stock, the adjustment, if any, provided for pursuant to this Section 3.2.1 shall be made upon the issuance, grant or sale of such option, warrant, right or security (and no additional adjustment shall be made upon the exercise, conversion or exchange thereof to the extent such additional adjustment would be duplicative of a prior adjustment).

               3.2.2 Options, Rights, Warrants and Convertible and Exchangeable Securities. If the purchase price provided for in any options, rights or warrants, the additional consideration, if any, payable upon the conversion or exchange of any convertible or exchangeable securities, or the rate at which any convertible or exchangeable securities are convertible into or exchangeable for Common Stock, shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Conversion Price adjusted pursuant to Section 3.2.1 hereof in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such options, rights, warrants and convertible and exchangeable securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such options, warrants or rights or the termination of any such right to convert or exchange such convertible securities or exchangeable securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such options, rights, warrants or convertible or exchangeable securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

               3.2.3 Adjustments to Number of Additional Shares of Common Stock. Upon each adjustment of the Conversion Price pursuant to Section 3.2.1, the number of Common Shares shall be adjusted so that such number shall equal the number of Common Shares issuable upon conversion of the Note immediately prior to such adjustment of the Conversion Price multiplied by a fraction, the numerator of which shall be the Conversion Price immediately prior to such adjustment in the Conversion Price and the denominator of which shall be the Conversion Price immediately following such adjustment in the Conversion Price.

              3.2.4 Securities with Superior Voting Rights. If Issuer shall at any time after the Issue Date issue, grant or sell securities with greater or superior voting rights than the shares of Common Stock outstanding as of the Issue Date, Noteholder, at its option, may receive upon conversion of this Note either the Common Shares or a like number of such securities with greater or superior voting rights, in addition to all other securities and property otherwise issuable upon conversion of this Note.

               3.2.5 Consolidation, Merger, Etc. In the case of any consolidation of Issuer with, or merger of Issuer with, or merger of Issuer into, or sale or transfer by Issuer of all or substantially all of its assets to another corporation or other entity (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation or other entity formed by such consolidation or merger or acquiror of such assets shall execute and deliver to Noteholder a supplemental instrument or agreement providing that Noteholder shall have the right thereafter (until the Maturity Date or earlier conversion or redemption of this Note) to receive, upon conversion of this Note, the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or transfer, by a holder of the number of shares of Common Stock for which this Note might have been converted immediately prior to such consolidation, merger, sale or transfer. Such supplemental instrument or agreement shall provide for adjustments which shall be identical to the adjustments provided in this Section 3.2.

               3.2.6  Additional Adjustments With Respect to Common Shares.
In the event that Issuer shall at any time after the Issue Date (i) declare or pay a dividend or otherwise distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (including a stock dividend or distribution payable in shares of capital stock of Issuer), whether issued by Issuer or by another, or any other thing of value, (ii) change, split, divide, combine or otherwise reclassify its capital stock into the same or a different number of shares, or into shares of any other class or classes or (iii) make any distribution of its assets to holders of its capital stock pursuant to a complete or partial liquidation of Issuer, then, in each case, the Conversion Price and the Common Shares shall be equitably adjusted so that Noteholder shall thereafter be entitled, in addition to (or, if the circumstances clearly require consistent with the essential intent and principles of this Section 3.2, in substitution for) the Common Shares or other securities and property receivable upon the conversion of this Note, to receive, upon the conversion of this Note, such additional or lesser number of shares of capital stock, or the same assets, property, rights, evidences of indebtedness, securities or any other thing of value, or such assets of Issuer, that it would have been entitled to receive at the time of the occurrence of any of the foregoing events as if this Note had been converted immediately prior to such event. At the time of the occurrence of any of the foregoing events, Issuer shall make appropriate reserves to ensure the timely performance of the provisions of this Section 3.2.6.

               3.2.7 No Avoidance. Issuer will not, by amendment of its Articles of Incorporation or its other organizational documents or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Noteholder against impairment.

               3.2.8 Adjustments Apply to Other Securities. If, at any time, as a result of an adjustment made pursuant to this Section 3.2, Noteholder shall become entitled to receive any securities of Issuer other than Common Shares, thereafter the number of such other securities so receivable upon conversion of this Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this Section 3.2, and such provisions of this Note shall apply on like terms to any such other securities.

               3.2.9 Effect of Adjustments on Note. Irrespective of any adjustment or change in the Conversion Price or the number or kind of securities issuable upon the conversion of this Note, the Notes theretofore or thereafter issued may continue to express the Conversion Price and the number and kind of securities which were stated in the initial Notes or any Note(s) subsequently issued in lieu thereof (but the actual number and kind of securities issuable upon the conversion of this Note and the Conversion Price shall in all cases be as determined in accordance with the provisions contained therein).

               3.2.10 Adjustment Certificates. Whenever an adjustment is made as provided in this Section 3.2, Issuer shall forthwith file, at the principal office of Issuer, a certificate of its chief financial officer, showing in detail the facts requiring such adjustment and the Conversion Price then in effect, and mail a copy of such certificate by first-class certified mail, return receipt requested, postage prepaid, to each Noteholder in accordance with Section 10 hereof.

              3.2.11 Other Adjustments. If any event, circumstance, condition or transaction shall occur as to which the provisions of this
Section 3.2 are not strictly applicable but as to which the failure to make any adjustment would adversely affect the rights represented by this Note in accordance with the essential intent and principles of this Section 3.2 or, if the provisions of this Section 3.2 are strictly applicable, but such provisions would not fairly protect the rights of Noteholder in accordance with the essential intent and principles of this Section 3.2 (which are to place Noteholder in a position as nearly equal as possible to the position such Person would have occupied had such Person purchased the Common Shares on the Issue Date), then, in each such case, the Board of Directors of Issuer, in its good faith, shall cause Issuer to make such adjustments, on a basis consistent with the essential intent and principles established in this
Section 3.2, necessary to preserve, without dilution, the rights represented by this Note.

               3.2.12 Successive Events. The provisions of this Section 3.2 shall similarly apply to successive actions, activities, events, circumstances, conditions or transactions. If more than one provision of this
Section 3.2 would apply with respect to a particular action, activity, event, circumstance, condition or transaction, only the provision that would yield the most beneficial result for Noteholder shall apply with respect to such action, activity, event, circumstance, condition or transaction, and no adjustment shall be made to the extent it is duplicative of another adjustment made hereunder.

               3.2.13 Excepted Issuances. The provisions of this Section 3.2 shall not apply with respect to Authorized Stock Issuances.

          Section 3.3. Conversion Procedures. (a) If Noteholder desires to convert this Note as provided in Section 3.1 hereof, Noteholder shall surrender the Note at the offices of Issuer, which Note shall be accompanied by irrevocable written notice to Issuer that Noteholder elects to so convert this Note, either in whole or in part, and specifying the amount of principal and accrued interest to be converted and name or names (with address) in which a certificate or certificates evidencing the Common Shares are to be issued. Issuer will make a notation of the date that a notice of conversion is received, which date shall be deemed to be the date of receipt for purposes hereof (a "Conversion Date"). This Note shall cease to be convertible as provided herein following the Stated Redemption Date (as defined in Section
6.3 hereof) assuming (i) Issuer's compliance with Section 6 hereof, (ii) Issuer is ready, willing and able to make the requisite redemption payment in its entirety in cash to Noteholder on the Stated Redemption Date as provided herein and (iii) Issuer is permitted to redeem this Note in accordance with the terms hereof.

               (b) Issuer, as soon as practicable following a Conversion Date, shall deliver to Noteholder, or to the nominee or nominees of such Person, certificates evidencing the number of full Common Shares or other securities or property to which such Person shall be entitled as provided herein in respect of the amount of the principal and interest so converted and a new Note representing any portion of the original Note not so converted. With the deliveries described in the preceding sentence, Issuer also shall deliver to Noteholder an officers' certificate pursuant to which the calculation of such number of Common Shares or other securities or property issued to Noteholder shall be set forth in reasonable detail. If Noteholder disputes any such calculation, Noteholder and Issuer shall negotiate in good faith and in a commercially reasonable manner the actual number of Common Shares or other securities or property issuable to Noteholder hereunder. If Noteholder and Issuer are unable to resolve their dispute within 30 Business Days, the dispute shall be resolved by a Person mutually agreed between the parties (the "Dispute Resolution Person"). If the parties are unable to agree upon such a Dispute Resolution Person, then each shall designate a non-Affiliated Person and the two such non-Affiliated Persons shall jointly designate the Dispute Resolution Person. The Dispute Resolution Person shall give its determination as to the actual number of Common Shares issuable to Noteholder hereunder within 30 days of its appointment as such. The costs and expenses associated with such Dispute Resolution Person shall be borne equally between Noteholder and Issuer, and such Dispute Resolution Person's determination as to the actual number of Common Shares issuable to Noteholder hereunder shall be binding upon Noteholder and Issuer. The conversion of this Note shall be deemed to have been made as of the Conversion Date, and the Person or Persons entitled to receive the Common Shares or other securities or property deliverable upon conversion of this Note shall be treated for all purposes as the record holder or holders of such Common Shares on such Conversion Date. Upon conversion of this Note in accordance with the provisions hereof, the debt evidenced hereby shall be deemed to be extinguished.

               (c) The undersigned acknowledges that the Common Shares, if issued prior to their registration under the Registration Rights Agreement shall be subject to a stop transfer order and the certificates evidencing any such Common Shares shall bear the following or a substantially similar legend and such other legends as may be required by state blue sky laws:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and neither such securities nor any interest therein may be offered, sold, pledged, assigned or otherwise transferred unless (1) a registration statement with respect thereto is effective under the Act and any applicable state securities laws or (2) Issuer receives an opinion of counsel to the holder of such securities, which counsel and opinion are reasonably satisfactory to Issuer, that such securities may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Act or applicable state securities laws."

               (d) Notwithstanding any provision hereof to contrary, Issuer shall not be required to issue certificates representing fractions of shares of Common Stock upon the conversion of this Note, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction of .5 or more up to the nearest whole number of shares of Common Stock and any fraction of less than .5 down to the nearest whole number of shares of Common Stock.

          Section 3.4. Reservation of Shares; Transfer Taxes; Etc. Issuer shall at all times reserve and keep available, out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note, such number of shares of Common Stock, free of preemptive or similar rights, as shall be sufficient to effect the conversion of this Note from time to time. Issuer shall use its best efforts from time to time, in accordance with the laws of the State of Delaware, to increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not outstanding shall not be sufficient to permit the conversion of this Note.

          Issuer shall pay when due and payable any and all issue or other taxes and charges that may be payable in respect of any issue or delivery of Common Shares on conversion of this Note, except as set forth in the immediately following sentence. Issuer covenants that, upon issuance, all shares of Common Stock issuable upon conversion of this Note shall be duly authorized, validly issued, fully paid and non-assessable, and free and clear of any and all Liens and taxes, and the issuance of such securities will not be subject to any preemptive or similar right of Issuer or any other Person (all of which rights being hereby waived irrevocably).

          Issuer agrees that if any shares of capital stock to be reserved for the purpose of the issuance of shares upon the conversion of this Note require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon conversion, then Issuer will in good faith and as expeditiously as possible secure such registration or approval, as the case may be. If and so long as the Common Stock issuable upon the conversion of this Note is listed on any national securities exchange, Issuer will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon conversion of this Note.

     Section 4.  Events of Default and Remedies.

          Section 4.1. Events of Default Defined; Acceleration of Maturity; Waiver of Default. In case one or more of the following events ("Events of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

               (a) default in the payment of all or any part of the principal of this Note as and when the same shall become due and payable, whether at maturity, by declaration or otherwise and such default continues unremedied for one Business Day; or

               (b) default in the payment of all or any part of the interest on this Note or any other amount due hereunder as and when the same shall become due and payable and such default continues unremedied for a period of three Business Days; or

               (c) failure on the part of Issuer duly to observe or perform any of the covenants or agreements on the part of Issuer contained in Section 3 hereof or in the Purchase Agreement, the Registration Rights Agreement or in any other document or certificate of Issuer contemplated herein or therein or breach of any representation or warranties herein or therein; or

               (d) failure on the part of Issuer duly to observe or perform any other of the covenants or agreements on the part of Issuer contained in this Note (other than those covered by clauses (a), (b) and (c) above) for a period of 20 Business Days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that Issuer remedy the same, shall have been given by registered or certified mail, return receipt requested, to Issuer; or

               (e) Issuer or any of its Subsidiaries shall fail to make any payment in respect of any of their respective Debt (individually or collectively) (provided, if such Debt is not Senior Debt, that such defaulted Debt has an aggregate outstanding principal balance in excess of $500,000) when due or within any applicable grace period or any event or condition shall occur which results in the acceleration of the maturity of any such Debt; or

               (f) a final judgment or order (not covered by insurance) for the payment of money shall be entered by a court of competent jurisdiction against Issuer or any of its Subsidiaries in excess of $25,000 individually or $75,000 in the aggregate for all such judgments or orders (treating any deductibles, self insurance or retention as not so covered) and such judgment or order shall continue unsatisfied, unbonded and unstayed for a period of 30 consecutive days; or

               (g) Issuer or any of its Subsidiaries makes or sends notice of a bulk transfer; or

               (h) any representation or warranty made by Issuer in any of the Transaction Documents shall when made or deemed made be false or misleading in any material respect; or

               (i) Issuer or any of its Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law (as defined below):

                    (i)  commences a voluntary case or proceeding,

                    (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding,

                    (iii) consents to the appointment of a Custodian (as defined below) of it or for all or substantially all of its property,

                    (iv) makes a general assignment for the benefit of its creditors or

                    (v) admits in writing its inability to pay its debts as the same become due; or

               (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (i) is for relief against Issuer or any of its Subsidiaries in an involuntary case,

                    (ii) appoints a Custodian of Issuer or any of its Subsidiaries or for all or substantially all of the property of Issuer or any of its Subsidiaries or

                    (iii) orders the liquidation of Issuer or any of its Subsidiaries, and, in each case, such order or decree remains unstayed and in effect for 30 consecutive days;

               (k) a Change of Control Event, or the liquidation, dissolution of winding up of Issuer;

               (l) the Common Stock ceases to be traded on the Nasdaq SmallCap Market or the Nasdaq National Market System; or

               (m) failure on the part of Issuer duly and timely to observe or perform the covenant and agreement on the part of Issuer contained in
Section 5.1(b);

then, in each case, where an Event of Default occurs (other than the Event of Default specified in Section 4.1(j), 4.1(k) or 4.1(m) hereof), Noteholder, by notice in writing to Issuer, may declare the aggregate unpaid Note Amount, together with all unpaid accrued interest thereon and all other amounts then due hereunder, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable; provided that if an Event of Default specified in Section 4.1(j), 4.1(k) or 4.1(m) occurs, the unpaid Note Amount, together with all unpaid accrued interest thereon and all other amounts then due hereunder, shall become and be immediately due and payable without any declaration or other act on the part of Noteholder. Upon the occurrence of, and during the continuation of, any Event of Default the unpaid Note Amount and, to the extent permitted by applicable law, all accrued and unpaid interest thereon and other amounts due hereunder shall bear interest at a rate of the Interest Rate plus 6%.

          Section 4.2. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Upon the occurrence of an Event of Default, Noteholder shall be entitled to exercise its rights and remedies against and all other rights and remedies available to Noteholder at law, in equity, by contract or otherwise. No right or remedy herein conferred upon or reserved to Noteholder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by applicable law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law, in equity, by contract or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other right or remedy.

          No delay or omission of Noteholder to exercise any right or power accruing upon any Default or Event of Default as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Default or Event of Default or an acquiescence therein; and every power and remedy given by this Note or by applicable law or otherwise may be exercised from time to time, and as often as shall be deemed expedient, by Noteholder.

          Section 4.3. Waiver of Past Defaults. Noteholder may waive any past Default or Event of Default hereunder and its consequences. In the case of any such waiver, Issuer and Noteholder shall be restored to their former positions and rights hereunder, respectively, and such Default or Event shall cease to exist and shall be deemed to have not occurred; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

     Section 5. Affirmative Covenants. Issuer agrees that, so long as any amount payable under this Note remains unpaid:

          Section 5.1.  Information. Issuer shall deliver to Noteholder:

               (a) within 90 days after the end of each Fiscal Year of Issuer and within 45 days after the end of each of its first three fiscal quarters in each Fiscal Year, an officers' certificate stating that a review of the activities of Issuer and its Subsidiaries during the preceding Fiscal Year or quarter, as the case may be, has been made under the supervision of the signing officer (who shall be the chief financial officer or someone of equivalent position), with a view to determining whether Issuer has kept, observed, performed and fulfilled its obligations under this Note and the other Transaction Documents, and further stating that Issuer is not in default in the performance or observance of any terms, provisions and conditions hereof or thereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action Issuer is taking or proposes to take with respect thereto);

               (b) within three Business Days after any officer of Issuer obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of Issuer setting forth the details thereof and the action which Issuer is taking or proposes to take with respect thereto;

               (c) within two Business Days after any officer of Issuer obtains knowledge of any material adverse event or circumstance affecting Issuer or any of its Subsidiaries, a certificate of the chief financial officer or the chief accounting officer of Issuer setting forth the details thereof and the action which Issuer is taking or proposes to take with respect thereto;

               (d) promptly following receipt thereof, any letters, correspondence or other communication furnished to Issuer by its independent public accountants that comment on the accounting practices of Issuer;

               (e) promptly after transmission thereof, copies of any communication from Issuer to its stockholders as a group, directors or the financial community at large and any registration statements or reports which Issuer or any of its Subsidiaries shall have filed with any governmental, administrative or regulatory agencies or authorities; and

               (f) with reasonable promptness, such other information and data with respect to Issuer and any of its Subsidiaries as Noteholder may from time to time reasonably request.

          Section 5.2. Inspection of Property, Books and Records. Issuer shall, and shall cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its respective business and activities and shall, upon reasonable notice and during normal business hours, permit representatives of Noteholder, at Noteholder's expense, to visit and inspect any of its or its Subsidiaries' properties, to examine and make abstracts from any of its or its Subsidiaries' books and records and to discuss its or its Subsidiaries' affairs, finances and accounts with its or its Subsidiaries' officers, employees and independent public accountants.

          Section 5.3. Maintenance of Existence. Issuer shall, and shall cause each of its Subsidiaries to, at all times (i) preserve, renew and keep in full force and effect its legal existence and rights and franchises with respect thereto; and (ii) maintain in full force and effect all material permits, licenses, trademarks, trade names, intellectual property rights, consents, approvals, authorizations, leases and contracts necessary to carry on its business as presently or proposed to be conducted; provided, however, that Issuer and its Subsidiaries shall not be required to preserve any such right, franchise, permit, license, trademark, trade name, intellectual property right, consent, approval, authorization, lease or contract or the legal existence of any of its Subsidiaries, if the Board of Directors of Issuer shall determine in its good faith judgment that the preservation thereof is no longer desirable in the conduct of the business of Issuer and its Subsidiaries, taken as a whole.

          Section 5.4. Maintenance of Property. Issuer shall, and shall cause each of its Subsidiaries to, keep all property useful and necessary in its business in good and safe working order and condition, ordinary wear and tear excepted; provided, however, that nothing in this Section 5.4 shall prevent Issuer from discontinuing the operation or maintenance of any of such property if such discontinuance is, as determined in the good faith judgment of the Board of Directors of Issuer, desirable in the conduct of its business or the business of any of its Subsidiaries.

          Section 5.5. Payment of Obligations. Issuer shall, and shall cause each of its Subsidiaries to, pay and discharge at or before maturity, all of its material obligations, liabilities and Debts, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings diligently prosecuted, and shall, and shall cause each of its Subsidiaries to, maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same. Issuer shall be liable for any and all taxes, assessments, levies, penalties or similar charges imposed on Noteholder as a result of the issuance or initial transfer of this Note by the initial Noteholder, except for taxes assessed upon the net income or assets of Noteholder, and Issuer agrees to indemnify and hold Noteholder harmless with respect to the foregoing, and to repay to Noteholder on demand the amount thereof, and until paid by Issuer such amount shall be added and deemed part of the Note Amount.

          Section 5.6. Compliance with Laws; Taxes. (a) Issuer shall, and shall cause each of its Subsidiaries to, comply in all material respects with all applicable laws, ordinances, statutes, rules, regulations and requirements of governmental, administrative or regulatory agencies or authorities, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings diligently prosecuted.

               (b) From and after the date hereof, Issuer shall pay prior to delinquency all taxes, assessments, and governmental levies except as contested in good faith by appropriate proceedings.

          Section 5.7. Maintenance of Insurance. Issuer shall, and shall cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as may be required by applicable law and such other insurance to such extent and against such hazards and liabilities as is comparable in amount and coverage as is reasonable and customary.

          Section 5.8. Rights of Noteholder. During the first 2 years from the date hereof Issuer shall not take any of the following actions, activities, events, circumstances, conditions or transactions without the Consent of an Investment Majority:

               (a) Issuer shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of Issuer; or

               (b) Issuer shall issue (by distribution or otherwise), sell or transfer any Common Stock or any other capital stock of Issuer or rights, warrants or options or convertible, exercisable or exchangeable securities containing the right to subscribe for, convert, exercise or exchange into or purchase any additional shares of Common Stock or shares of any other capital stock of Issuer or any other securities, rights, warrants or options, in each case, other than an issuance by Issuer that constitutes an Authorized Stock Issuance; or

               (c) Issuer shall effect any reorganization, recapitalization or reclassification of its Common Stock or its other capital stock; or

               (d) Issuer shall effect any reorganization, consolidation, merger or sale, transfer, lease or other disposition of all or substantially all of the property, assets, stock or business of Issuer; or

               (e) Issuer shall apply any property or assets to the purchase, acquisition, redemption or retirement of any of its Common Stock or its other capital stock; or

               (f) Issuer shall effect a dissolution, liquidation or winding up of Issuer; or

               (g) Issuer shall take or permit the occurrence of any other act or condition that would result in the dilution or other impairment of Noteholder's rights or interests hereunder,

          Section 5.9. Transactions with Affiliates. Issuer shall not enter into any transaction with an Affiliate, including any transaction for the purchase, sale or exchange of property or the rendering of any service to or by any Affiliate, except (i) in the ordinary course of and pursuant to the reasonable requirements of Issuer's business, (ii) upon fair and reasonable terms no less favorable to Issuer than Issuer would obtain in a comparable arm's length transaction with an unaffiliated Person and (iii) where such transaction has been approved by a majority of the disinterested members of the Board of Directors of Issuer.

     Section 6.  Redemption

          Section 6.1. Optional Term Redemption. Subject to Noteholder's right of conversion set forth in Section 3, Issuer shall have the right, at its sole option and election, to redeem the Note, after the second anniversary of the Issue Date, in whole but not in part, at the following redemption prices (plus accrued and unpaid interest), if redeemed during the 12-month period beginning on the anniversary of the Issue Date in each of the years indicated:

         Year           Redemption Price (as % of principal)

         2003           .............. 104.8%
         2004           .............. 103.2%
         2005           .............. 101.6%

          Section 6.2. Optional Value Redemption. On any day after the first anniversary of the Issue Date subject to Noteholder's right of conversion set forth in Section 3, Issuer shall have the right, at its sole option and election to redeem the Note, in whole but not in part, at the original principal amount of the Note, provided that the Current Market Price of the Common Stock for the twenty consecutive trading days immediately proceeding the day notice of redemption is given exceeded 300% of the Conversion Price (disregarding any adjustment to the Conversion Price occurring after such trading days).

          Section 6.3. Redemption Procedures. (a) Notice of any redemption of Notes pursuant to Section 6.1 shall be mailed, and publication of such notice shall be made in the Wall Street Journal (US Editions) and the New York Times, at least 30 but not more than 60 days prior to the date fixed for redemption to each holder of Notes to be redeemed, at such holder's address as it appears in the Note register of Issuer. In order to facilitate the redemption of Notes, the Board of Directors may fix a record date (the "Stated Redemption Date") for the determination of Notes to be redeemed which shall be a date at least 20 days following the date of the notice.

               (b)  On the date of any redemption being made pursuant to
Section 6.1 or 6.2 which is specified in a notice given pursuant to this
Section 6.3 Issuer shall wire transfer to Noteholder of any Note outstanding on the redemption date the price for the principal amount of Notes so redeemed, as determined under this Section 6 together with an amount equal to all accrued and unpaid interest thereon to the date of redemption.

     Section 7.  Subordination.

          Section 7.1. Generally. Issuer's obligations hereunder are subordinate and junior in right of payment to all Senior Debt, but only to the extent provided in this Section 7.

          Section 7.2. Permitted Payments. So long as no default shall have occurred in payment or performance of any obligation of Issuer with respect to the Senior Debt, payments of interest and principal on this Note may be made at payment dates as specified under this Note.

          Section 7.3. Turnover of Payments. In the event that Noteholder receives a payment from Issuer in violation of the terms of this Section 7, Noteholder (a) shall hold such money in trust for the benefit of the holders of Senior Debt, and (b) shall, upon request of the holders of Senior Debt, forthwith remit an amount equal to such payment to such holders, or the payment in the exact form received (but with any necessary endorsement to such holders without recourse). After Noteholder has received notice that a payment has been made to Noteholder in violation of the terms of this Section 7, Noteholder shall segregate such payment from (and shall not commingle such payment with any of) the other funds of the Noteholder.

          Section 7.4. Insolvency, etc. In case of any assignment of Issuer for the benefit of creditors, or in case of any bankruptcy proceedings instituted by or against Issuer, or in case of the appointment of any receiver for Issuer's business or assets, or in case of any dissolution or winding up of the affairs of Issuer, Issuer and any assignee, trustee in bankruptcy, receiver, or other person or persons in charge, are hereby directed to pay to the holders of Senior Debt the full amount of the Senior Debt of Issuer before making any payment of principal or interest to Noteholder. Upon payment in full of the amount of the Senior Debt, Noteholder shall be entitled to receive any excess proceeds.

          Section 7.5.  Obligations Not Impaired. Nothing contained in this
Section 7 shall impair, as between Issuer and Noteholder, the obligation of Issuer to pay to Noteholder the principal thereof and premium, if any, and interest thereon as and when the same shall become due and payable in accordance with the terms thereof, or prevent Noteholder from exercising all rights, powers and remedies otherwise permitted by applicable law or under any agreement under which the Note was issued, all subject to the rights of the holders of Senior Debt to receive cash, securities or other property otherwise payable or deliverable to Noteholder.

          Section 7.6. Payment of Senior Debt Subrogation. Upon the payment in full in cash of all Senior Debt, Noteholder shall be subrogated to all rights of any holder of Senior Debt to receive any further payments or distributions applicable to Senior Debt until the Note shall have been paid in full, and such payments or distributions received by the holders of Notes by reason of such subrogation, of cash, securities or other property that otherwise would be paid or distributed to the holders of Senior Debt, shall, as between Issuer and its creditors other than the holders of Senior Debt, on the one hand, and the holders of Notes, on the other hand, be deemed to be payment by Issuer on account of Senior Debt and not on account of Notes.

     Section 8. Successors. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that Issuer may not assign, delegate or otherwise transfer any of its rights or obligations under this Note without the written consent of Noteholder.

     Section 9. Modification of Note. This Note may be modified only with the written consent of Noteholders representing 75% of the principal amount of Notes then outstanding. Noteholder may waive compliance by Issuer of any provision of this Note only in writing. By acceptance of this Note, Noteholder acknowledges, however, the appointment and authorization of an attorney-in-fact by the Initial Holder to act on its behalf in connection with entry into amendments for certain purposes, pursuant to Section 7 of the Purchase Agreement. Such purposes include without limitation, revising the Notes and the Agreement to comprise a trust indenture to facilitate the public trading of the Notes following registration hereunder. By virtue of acceptance of this Note, such appointment shall also be binding on all Noteholders hereunder who are not Investors.


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


     Section 10. Notices. Except as otherwise expressly specified herein, all notices, requests and other communications required or permitted hereunder shall be in writing by nationally recognized overnight mail carrier, certified mail, return receipt requested or facsimile and shall be given,

          if to Issuer:     Infinity, Inc.
                            211 West 14th Street
                            Chanute, KS  66720
                            Attn:  Stanton E. Ross, Chief Executive Officer
                            Tel:  (303) 431-6200
                            Fax:  (303) 431-6262

and, if to Noteholder, to the name and address specified with respect to such Person in the Register.

     Any party may designate a different notice address, contact person, telephone number or facsimile number with respect to such party by providing a notice describing such changes to the other party hereto in accordance with the provisions of this Section 10. Any notice sent by nationally recognized overnight mail carrier shall be deemed to be delivered to the address shown on the mailing receipt on the expected date of delivery upon proper evidence of mailing for purposes of this Section 10. Any notice sent by certified mail, return receipt requested, shall be deemed to be delivered five Business Days after mailing. Any notice sent by facsimile shall be deemed delivered as of the open of business on the Business Day following the date on which sent provided the sender receives written confirmation of transmission and provided that within 24 hours such notice is also sent by regular mail to the appropriate address specified above.

     Section 11. Expenses. All costs and expenses incurred by Noteholder in connection with the enforcement of its rights or remedies under this Note, including reasonable fees and expenses of counsel, shall be paid by Issuer.

     Section 12. Severability of Provisions. Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 13. Usury Savings Clause. All agreements between Issuer and Noteholder, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity hereof or otherwise, shall the amount contracted for, charged, received, paid or agreed to be paid to Noteholder for the use, forbearance, or detention of the funds evidenced hereby or otherwise, or for the performance or payment of any covenant or obligation contained in any instrument securing the payment hereof or thereof, exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to Noteholder in excess of the maximum lawful amount, the interest payable to Noteholder shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance Noteholder shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if

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



such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Issuer. All interest paid or agreed to be paid to Noteholder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full period of the loan evidenced hereby until payment in full of the principal (including the period of any renewal or extension hereof) so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law. This
Section 13 shall control all agreements between Issuer and Noteholder.

     Section 14. Governing Law; Jurisdiction. This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles governing conflicts of law. Issuer hereto irrevocably consent to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Note, any document or instrument delivered pursuant to, in connection with or simultaneously with this Note, or a breach of this Note or any such document or instrument. In any such action or proceeding, Issuer hereto waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 10. Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the party so served shall appear or answer such summons, complaint or other process. Issuer agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     Section 15. WAIVER OF TRIAL BY JURY. TO THE EXTENT IT MAY LEGALLY DO SO, ISSUER EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS NOTE OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF ISSUER AND NOTEHOLDER WITH RESPECT TO THIS NOTE OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. TO THE EXTENT IT MAY LEGALLY DO SO, ISSUER AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT NOTEHOLDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ISSUER TO WAIVER OF ITS RIGHT TO TRIAL BY JURY.

     Section 16. Specific Performance. Issuer acknowledges that irreparable damage would occur to Noteholder in the event that any of the provisions of this Note were not performed by Issuer in accordance with their specific terms or were otherwise breached by Issuer and that money damages would not provide an adequate remedy to Noteholder. It is accordingly agreed that Noteholder shall be entitled to an injunction and other equitable remedies to prevent breaches by Issuer of this Note and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof or any other court having jurisdiction, this being in addition to any other remedy to which Noteholder may be entitled at law or in equity or otherwise.

     Section 17. Miscellaneous. Issuer hereby expressly waives diligence, presentment, demand, notice of nonpayment, notice of dishonor, notice of protest, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically provided herein. All payments due hereunder shall be made without setoff, adjustment, deduction or counterclaim. The section headings used herein are for convenience only and shall not affect the construction hereof. Noteholder by acceptance of this Note agrees to be bound by the provisions of this Note.

        [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Issuer has caused this instrument to be duly executed as of this ____ day of June, 2001.

                                    INFINITY, INC.



                                    By:/s/ Stanton E. Ross
                                       Name:  Stanton E. Ross
                                       Title: President




























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